UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2009

WELLS FARGO & COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective July 1, 2009, the Wells Fargo & Company Code of Ethics and Business Conduct (the “Code”) was amended in connection with the Company’s review and integration of the ethics policy of Wachovia Corporation, which was merged with the Company on December 31, 2008. The amended Code was adopted by both the Company’s Ethics Committee and Board of Directors. The amended Code continues to represent the combined Company’s commitment to maintain the highest ethical standards with customers, team members, stockholders and the communities it serves. The Code applies to all Company team members, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

While there are no material substantive changes to the Code, the amendments to the Code further describe, emphasize or clarify (a) additional Company policies and requirements applicable and resources available to team members to assist them in understanding and complying with their obligations under the Code, (b) compliance obligations under the laws and regulations of jurisdictions in which the Company conducts business, (c) team members’ obligations to protect the Company’s assets and ensure their proper and efficient use, (d) the duties and obligations of team members with respect to the protection and use of the Company’s confidential and proprietary information, (e) the responsibilities of team members to avoid conflicts of interest or the appearance of conflicts of interest in performance of their duties on behalf of the Company, and (f) administrative responsibilities under the Code, including responsibilities and accountability of managers and senior leaders of the Company with respect to the Code.

A copy of the amended Code is furnished as an exhibit to this Form 8-K. The Code will be posted when it becomes effective on the corporate governance page of the Company’s website at www.wellsfargo.com/about/corporate/corporate_governance.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Wells Fargo Team Member Code of Ethics and Business Conduct.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2009	WELLS FARGO & COMPANY

	By:	/s/ Julie M. White
Julie M. White
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Wells Fargo Team Member Code of Ethics and Business Conduct.